As filed with the Securities and Exchange Commission on July 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DUNXIN FINANCIAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

27th Floor, Lianfa International Building 128 Xudong Road, Wuchang District Wuhan City, Hubei Province	430063
(Address of Principal Executive Offices)	(Zip Code)

Dunxin Financial Holdings Limited 2022 Equity Incentive Plan
(Full Title of the Plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(Name and address of agent for service)

Tel: (302) 738-6680

(Telephone number, including area code, of agent for service)

With copies to:

Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 Tel: (212) 530-2210 Fax: (212) 202-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, anon-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed by Dunxin Financial Holdings Limited (the “Registrant”, “we”, “us”, “our” or similar terminology) relating to 384,000,000 ordinary shares which may be offered and sold pursuant to our 2022 Plan.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022;

●	our current report on Form 6-K furnished to the SEC on January 5, 2022, including exhibit 99.1 thereto;

●

the description of our capital stock contained in our registration statement on Form 8-A12B filed with the SEC on December 27, 2017 (File No. 001-34958), including any amendment or reports filed for the purpose of updating such description; and

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●

any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Dunxin Financial Holdings Limited, 27th Floor, Lianfa International Building, 128 Xudong Road, Wuchang District, Wuhan City, Hubei Province, the People’s Republic of China, Attention: Chief Executive Officer, telephone: + 86-27-87303888.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provides that our officers and directors for the time being and from time to time of our company (but not including our company’s auditors) shall be indemnified and held harmless, our of our company’s assets, against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in the execution of their duties, or supposed duties, in their respective offices, other than by reason of such person’s own dishonesty, gross negligence, willful misconduct or fraud, including, among other things, costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to that information in the Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Company’s Form F-1/A Registration Statement (File No. 333-170368) filed on November 8, 2010)

4.2

Form of Deposit Agreement, including form of American Depositary Receipts (incorporated herein by reference to Exhibit (a) to the Company’s Form F-6 Registration Statement (File No. 333-170489) filed on November 8, 2010)

4.3

Form of Amendment to Deposit Agreement including form of American Depositary Receipts (incorporated herein by reference to Exhibit (a)(2) to the Company’s Form F-6/A Registration Statement (File No. 333-170489) filed on November 25, 2014)

4.4

Form of Second Amendment to Deposit Agreement including form of American Depositary Receipts (incorporated herein by reference to Exhibit (a)(3) to the Company’s Form F-6/A Registration Statement (File No. 333-170489) filed on December 15, 2017)

4.5

Form of Third Amendment to Deposit Agreement including form of American Depositary Receipts (incorporated herein by reference to Exhibit (a)(4) to our Form F-6 Registration Statement (File No. 333-223442) filed on March 5, 2018)

4.6	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

10.1*	Dunxin Financial Holdings Limited 2022 Equity Incentive Plan

23.1*	Consent of Audit Alliance LLP

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of the initial filing of this Registration Statement).

107*	Calculation of Filing Fee Tables

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wuhan City, Hubei Province, China, on July 8, 2022.

Dunxin Financial Holdings Limited

By:	/s/ Ricky Qizhi Wei
Ricky Qizhi Wei
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ricky Qizhi Wei as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities indicated on July 8, 2022.

Name	Title

/s/ Ricky Qizhi Wei	Chairman of the Board & Chief Executive Officer
Ricky Qizhi Wei	(Principal Executive Officer)

/s/ Xiang (Johnny) Zhou	Chief Financial Officer
Xiang (Johnny) Zhou	(Principal Financial Officer and Principal Accounting Officer)

/s/ Weidong Xu	Director
Weidong Xu

/s/ Qi Chen	Director
Qi Chen

/s/ Weitao Liang	Director
Weitao Liang

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dunxin Financial Holdings Limited, has signed this Registration Statement in Newark, Delaware, on July 8, 2022.

Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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